                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          TRANS WORLD ENTERTAINMENT CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

Date and Time.............................  Thursday, June 20, 2002, at 10:00 A.M., EDT

Place.....................................  The Desmond
                                            660 Albany Shaker Road
                                            Albany, New York 12211

Items of Business.........................  (1) To elect three Class III directors to serve three-year terms until the 2005 annual meeting and until
                                            their successors are chosen and qualified.

                                            (2) To approve the 2002 Employee Stock Option Plan.

                                            (3) To approve the Trans World Entertainment Corporation
                                            Bonus Plan.

                                            (4) To transact such other business as may properly come
                                            before the meeting or any adjournment or adjournments
                                            thereof.

Record Date...............................  Shareholders of record as of May 6, 2002 are eligible to vote.

Proxy Voting..............................  Please complete and return the enlcosed proxy card as promptly as possible. A postage paid return envelope is
                                            enclosed for your convenience. All shareholders are
                                            cordially invited to attend the Annual Meeting. However,
                                            if you do not plan to attend the meeting, your vote is
                                            important. Prompt return of the proxy will assure a
                                            quorum and save the Company expense.

                                            By order of the Board of Directors,

                                            [LOGO]
                                            Michael Solow
                                            SECRETARY

May 23, 2002

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's Annual Meeting of Shareholders to be held on June 20, 2002, and any adjournment or adjournments thereof. A copy of the notice of annual meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/ voting instruction card will commence on May 23, 2002.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On May 6, 2002, the record date, 40,751,540 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Mellon Investor Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Item 1,
Item 2 and Item 3. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of May 6, 2002, the record date, are indicated below:

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                          --------------------   --------
Robert J. Higgins...........................................      13,275,150(1)        32.6%
  38 Corporate Circle
  Albany, New York 12203
Stephen Feinberg............................................       6,871,281(2)        16.9%
  450 Park Avenue
  28th Floor
  New York, New York 10022
Van Kampen-Merritt Prime Rate Income Trust..................       3,789,962(3)         9.3%
  1 Parkview Plaza
  Oakbrook Terrace, Illinois 60180
Cramer Rosenthal McGlynn....................................       3,323,000(4)         8.2%
  707 Westchester Ave.
  White Plains, NY 10604
Merrill Lynch, Pierce, Fenner & Smith, Inc..................       2,728,049(5)         6.7%
  World Financial Center, North Tower
  250 Vesey Street
  New York, New York 10281

------------------------

1) Information is as of May 6, 2002, as provided by the holder. Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins, and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

2)  Based on Schedule 13F filed February 14, 2002 by Stephen Feinberg.

3)  Information as of April 29, 2002, as provided by the holder.

4)  Based on Schedule 13F, filed February 14, 2002 by Cramer Rosenthal McGlynn.

5)  Based on Schedule 13F, filed February 12, 2002 by Merrill Lynch and Company.

    Mr. Higgins, who beneficially owns 13,275,150 shares of Common Stock as of the record date (approximately 32.6% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1-ELECTION OF DIRECTORS" and in favor of the adoption of proposals (2) and (3).

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present for election at the Annual Meeting three directors, each to hold office (subject to the Company's By-Laws) until the 2005 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    GEORGE W. DOUGAN, has been a member of the Board of Directors of Banknorth Group, Inc. since January 1, 1999. From January 1999 to May 2001, Mr. Dougan served as Vice Chairman of Banknorth Group, Inc. Mr. Dougan was Chief Executive Officer and a member of the Board of Directors of Evergreen Bancorp Inc. from March 1994 to December 1998, and Chairman of the Board from May 1994 to
December 1998. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston--Florida from June 1992 to March 1994. Mr. Dougan was also the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

    MARTIN E. HANAKA has served as Chairman of the Board of The Sports Authority, Inc. since November 1999 and as its Chief Executive Officer since September 1998. Mr. Hanaka joined the Sports Authority's Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products) and Nature's Heartland (food retailing).

    ISAAC KAUFMAN a certified public accountant has been Chief Financial Officer and Senior Vice President of Advance Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998.
Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998.
Mr. Kaufman serves as director of Kindred Healthcare, Inc. (operates nursing centers and long-term acute care hospitals).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

CONTINUING CLASS II DIRECTORS (TERMS EXPIRING IN 2003)

    DEAN S. ADLER has been a principal of Lubert/Adler Partners, LP, a limited partnership investing primarily in under-valued and opportunistic real estate and real estate-related ventures, since March 1997. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of Electronics Boutique, The Lane Company, US Franchise
Systems, Inc. and Developers Diversified Realty Corporation.

    MICHAEL B. SOLOW is currently the Managing Partner of the Chicago office of Kaye Scholer LLP, an international law firm based out of New York City, where he has practiced since January 2001. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow is also a member of the Board of Directors for Chrisken Residential Trust, Inc. and has previously served on other corporate boards, including Camelot Music, Inc.

CONTINUING CLASS I DIRECTORS (TERMS EXPIRING IN 2004)

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

    DR. JOSEPH G. MORONE has been President of Bentley College since
August 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to
July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management in 1988, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also served in the White House office of science and technology policy and spent 7 years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Tufts New England Medical Center, The Massachusetts High Technology Council and Albany International Corp.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of May 6, 2002, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

                                                                    YEAR FIRST                  SHARES THAT        TOTAL
                                                                    ELECTED AS                MAY BE ACQUIRED      SHARES
                                                                    DIRECTOR/      DIRECT     WITHIN 60 DAYS    BENEFICIALLY
NAME                       POSITIONS WITH THE COMPANY      AGE       OFFICER     OWNERSHIP    OF MAY 6, 2002       OWNED
----                     ------------------------------  --------   ----------   ----------   ---------------   ------------
Robert J. Higgins.....   Chairman of the Board and          60         1973      12,000,150(1)    1,275,000      13,275,150
                           Chief Executive Officer

Dean S. Adler.........   Director                           45         1997          8,198          35,250           43,448

George W. Dougan......   Director                           62         1984         30,698          87,750          118,448

Martin E. Hanaka......   Director                           51         1998          9,698          14,250           23,948

Isaac Kaufman.........   Director                           55         1991         15,698          57,750           73,448

Dr. Joseph G. Morone..   Director                           49         1997          9,786          27,750           37,536

Michael B. Solow......   Director and Secretary             43         1999          9,198          14,125           23,323

Bruce J. Eisenberg....   Executive Vice President--Real     42         1995        109,343         387,500          496,843
                           Estate

Fred L. Fox...........   Executive Vice President--         44         2002             --              --               --
                           Merchandising and Marketing

John J. Sullivan......   Executive Vice President and       49         1995        129,235         372,500          501,735
                           Chief Financial Officer

All directors and
  officers as a group
  (10 persons)........                                                           12,322,004      2,271,875       14,593,879


                        PERCENT
                           OF
NAME                     CLASS
----                    --------
Robert J. Higgins.....    32.6%

Dean S. Adler.........       *
George W. Dougan......       *
Martin E. Hanaka......       *
Isaac Kaufman.........       *
Dr. Joseph G. Morone..       *
Michael B. Solow......       *
Bruce J. Eisenberg....     1.2%

Fred L. Fox...........       *

John J. Sullivan......     1.2%

All directors and
  officers as a group
  (10 persons)........    35.8%

------------------------------

 *  Less Than 1%

(1) Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held 7 meetings during the 2001 fiscal year. All of the directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which such director served.

    The Company has an Audit Committee of the Board of Directors whose members during the 2001 fiscal year were: Isaac Kaufman (Chairman), Michael Solow and Joseph G. Morone. These directors are, in the opinion of the Board of Directors, "independent" (as defined under the standards of the National Association of Securities Dealers) of management and free of any relationship that would interfere with their exercise of independent judgement as members of the audit committee. The Audit Committee held 4 meetings during the 2001 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Board of Directors has adopted a written charter for the Audit Committee.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members during the 2001 fiscal year were: Martin E. Hanaka (Chairman), Isaac Kaufman and George W. Dougan. The Compensation Committee held 2 meetings during the

2001 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and principal shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    COMPENSATION. Each director who is not a salaried employee of the Company receives a $25,000 retainer per annum plus a $2,000 attendance fee for each board meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $500 and $250 for committee telephone conference meetings. A Committee chairperson earns an additional $2,000 retainer per year. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of Common Stock to non-employee directors from time to time. The Company currently pays the annual retainer in the form of stock.

    DIRECTOR STOCK OPTION PLAN. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"). Currently, Messrs. Adler, Dougan, Hanaka, Kaufman, Morone and Solow participate in the Director Stock Option Plan. A total of 750,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 557,438 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

    An initial grant of 15,000 Director Options is made to each new director. In addition, Director Options to purchase 2,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a Nasdaq National Market trading day, on the next succeeding trading day) of any year to any eligible director. The Board of Directors is authorized, in its discretion, to grant additional Director Options to Director Stock Option Plan participants. All Director Options vest ratably over four years. During fiscal 2001, annual grants to outside Directors of 15,000 Director Options were made at an exercise price of $8.95 per share, equal to the market value on the date of grant.

    RETIREMENT PLAN. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director an annual retirement benefit equal to 60% of the annual retainer at the time of retirement plus a 3% annual increase through the final payment. Payments begin at age 62 or retirement, whichever is later, and continue for 10 years or the life of the director and his or her spouse, whichever period is shorter. Partial vesting in the retirement plan begins after six years of continuous service. Participants become fully vested after 12 years of continuous service on the board.

RELATED PARTY TRANSACTIONS

    The Company leases its 168,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

    Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1.7 million in fiscal 2001. On January 1, 2002, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Effective January 1, 2004, and every two years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of the lease. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, one location has an annual rental of $40,000 and the other has an annual rental of $35,000. Under the terms of the leases, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total additional charges during fiscal 2001 for both locations were $11,000, including rent.

    The Company regularly utilizes privately-chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder, the Company paid $70,000 for chartered aircraft services in fiscal 2001. The Company also charters an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 2001, payments to Crystal Jet aggregated $91,000. The Company also charters an aircraft from Richmor Aviation, an unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $289,000 in 2001. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

    The Company made loans aggregating $442,717 to John J. Sullivan, the Company's Executive Vice President and Chief Financial Officer, in connection with income taxes due on restricted stock. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at a rate of 5.88% per annum.

    The Company made a loan in the amount of $258,405 to Bruce J. Eisenberg, the Company's Executive Vice President--Real Estate, in connection with income taxes due on restricted stock. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at a rate of 5.88% per annum.

    Mr. Solow, a member of the Company's Board of Directors, is a partner of the law firm Kaye Scholer L.L.P., which rendered legal services to the Company in 2001 and is expected to provide legal services in 2002.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 2001, Mr. Higgins was employed as Chief Executive Officer of the Company pursuant to an employment agreement that commenced on May 3, 1998 and continues until April 30, 2004, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $1,030,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of an amount which has an annual net after tax cost to the Company of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended February 2, 2002, Mr. Higgins did not receive any incentive compensation under the employment agreement.

    In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION AND PURPOSE OF THE COMPENSATION COMMITTEE. The Company's Compensation Committee (the "Committee") was comprised during fiscal 2001 of three non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under
Section 162(m) of the Internal Revenue Code.

    The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans.

    COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of Common Stock of the Company.

    SALARY AND ANNUAL INCENTIVE COMPENSATION

    SALARIES. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company's executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

    ANNUAL PERFORMANCE INCENTIVES. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

    For 2001, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 150% of his salary in incentive payments if the targets were achieved by the Company. Below a certain target level no incentives were to be paid. Because the Company's operating income did not meet predetermined targets, none of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

LONG-TERM INCENTIVES

    The Committee uses a broad-based stock option plan, with over 500 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants is determined using a matrix that considers the executive's position, salary level, and performance as measured by the individual's performance rating.

    The Company also has a restricted stock plan which the Committee may use to grant awards of Common Stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards is granted at the discretion of the Committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The Chief Executive Officer was compensated in fiscal 2001 pursuant to an employment agreement, approved by the Committee, which will be in effect through April 30, 2004. Mr. Higgins' base annual compensation, pursuant to the agreement is $1,030,000 with annual increases based on performance, as determined by the compensation committee. The employment agreement provides for participation in the management bonus plan at a level of 0% to a maximum of 150% of his salary if certain targets are achieved by the Company.

DEDUCTIBILITY OF COMPENSATION EXPENSES

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks during fiscal 2001. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           MARTIN E. HANAKA, CHAIRMAN
                                GEORGE W. DOUGAN
                                 ISAAC KAUFMAN

------------------------

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph shall not be incorporated by reference to such filings.

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers (other than Mr. Higgins whose biographical information is included under "Election of Directors" herein) are identified below. At year end, three officers met the definition of "executive officer" under applicable regulations for the fiscal year 2001, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted.

    JOHN J. SULLIVAN has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since May 2001. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994 and Senior Vice President of Finance, Chief Financial Officer and Treasurer in May 1995. Prior to joining the Company,
Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

    BRUCE J. EISENBERG has been Executive Vice President of Real Estate at the Company since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

    The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the three executive officers of the Company whose cash compensation for that year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                      ANNUAL COMPENSATION           -----------------------
                                              -----------------------------------   RESTRICTED   SECURITIES
                                                                     OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                               SALARY      BONUS     COMPENSATION    AWARD(S)     OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR        ($)        ($)          ($)           ($)        SARS(#)         ($)
---------------------------        --------   ---------   --------   ------------   ----------   ----------   ------------
Robert J. Higgins................    2001     1,030,000        --        260,877(1)   196,900      500,000         5,274(3)
  Chairman and Chief                 2000       956,731        --        230,335(1)        --      500,000         7,096(3)
  Executive Officer                  1999       712,500   425,000         91,254(1)        --      200,000         5,625(3)

Bruce J. Eisenberg...............    2001       287,495        --             --(2)    89,500       50,000         5,581(3)
  Executive Vice President--         2000       251,058        --             --(2)        --       50,000         5,620(3)
  Real Estate                        1999       227,500    50,000             --(2)        --       75,000         5,414(3)

John J. Sullivan.................    2001       287,495        --             --(2)    89,500       50,000         5,581(3)
  Executive Vice President and       2000       251,058        --             --(2)        --       50,000         5,503(3)
  Chief Financial Officer            1999       227,500    41,125             --(2)        --       75,000         9,234(3)

------------------------

(1) "Other Annual Compensation" in fiscal 2001, 2000 and 1999 for Mr. Higgins includes $237,837, $212,658, and $82,117, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. It also includes a maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the premiums were advanced without interest until the time that the Company expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

STOCK OPTION PLANS

    The Company has five employee stock option plans with an aggregate of 10,800,000 shares (collectively referred to as the "Stock Option Plan"). Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the term of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended February 2, 2002, under the Stock Option Plan.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended February 2, 2002, to each of the Named Executive Officers.

                                               INDIVIDUAL GRANTS
                               -------------------------------------------------
                                              PERCENT
                                              OF TOTAL                             POTENTIAL REALIZABLE VALUE
                                NUMBER OF     OPTIONS                              AT ASSUMED ANNUAL RATES OF
                               SECURITIES    GRANTED TO   EXERCISE                  STOCK PRICE APPRECIATION
                               UNDERLYING    EMPLOYEES     OR BASE                     FOR OPTION TERM(1)
                                 OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------------
NAME                           GRANTED (#)      YEAR      PER SHARE      DATE           5%            10%
----                           -----------   ----------   ---------   ----------   ------------   ------------
Robert J. Higgins............    500,000        42.5%       $8.95        2011       $1,902,122     $5,679,502
John J. Sullivan.............     50,000         4.3%       $8.95        2011          190,212        567,950
Bruce J. Eisenberg...........     50,000         4.3%       $8.95        2011          190,212        567,950

------------------------

(1) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $7.83 at February 2, 2002, the fiscal year end.

                AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended February 2, 2002, by each of the named executive officers of the Company, and the value of unexercised stock options held by such person as of February 2, 2002.

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS
                                       SHARES                    FISCAL YEAR END       AT FISCAL YEAR END ($)
                                      ACQUIRED      VALUE     ----------------------   ----------------------
                                     ON EXERCISE   REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                                     (#)         ($)          UNEXERCISABLE           UNEXERCISABLE(1)
----                                 -----------   --------   ----------------------   ----------------------
Robert J. Higgins..................         --          --     1,025,000/1,075,000              0/0
John J. Sullivan...................     30,000      84,300       341,875/155,625            1,611,125/0
Bruce J. Eisenberg.................         --          --       356,875/155,625            1,662,075/0

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities as of February 2, 2002 minus the exercise price.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 1997 through January 31, 2002 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume a $100 investment on January 31, 1997, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       1997  1998  1999  2000  2001  2002
Trans World Entertainment Corporation   100   786   644   404   407   348
NASDAQ (U.S.)                           100   118   185   289   202   142
NASDAQ Retail Trade Stocks              100   117   142   116    90   106

                                                              1997       1998       1999       2000       2001       2002
                                                            --------   --------   --------   --------   --------   --------
Trans World Entertainment Corporation.....................    100        786        644        404        407        348
NASDAQ (U.S.).............................................    100        118        185        289        202        142
NASDAQ Retail Trade Stocks................................    100        117        142        116         90        106

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence. Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 2, 2002 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended February 2, 2002.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                            ISAAC KAUFMAN (CHAIRMAN)
                                 MICHAEL SOLOW
                                 JOSEPH MORONE

OTHER MATTERS

    OTHER ITEMS. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

    PROXY SOLICITATION. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    INDEPENDENT AUDITORS. The Board of Directors currently intends to select KPMG LLP as independent auditors for the Company for the fiscal year ending February 1, 2003. KPMG LLP has acted as auditors for the Company since 1994. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves nonaudit services to ensure that they will not impair the independence of the accountants.

    Before making its recommendation to the Board for appointment of KPMG LLP, the audit committee carefully considered that firm's qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with KPMG LLP in all of these respects. The Committee's review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of KPMG LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

    AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statement for the fiscal year ended February 2, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $252,720.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP did not render professional services relating to financial information system design and implementation for the fiscal year ended February 2, 2002.

    ALL OTHER FEES. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended February 2, 2002 were $338,088.

    FINANCIAL STATEMENTS. The Company's 2001 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 2, 2002 is being sent concurrently to shareholders. If you have not received or had access to the 2001 Annual Report to Shareholders, please write the Company to attention of:
Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

                   ITEM 2. APPROVAL OF 2002 STOCK OPTION PLAN

INTRODUCTION

    The Board of Directors is seeking shareholder approval of the 2002 Stock Option Plan (the "2002 Plan"), which will succeed the existing stock option plan. The new plan was drafted to comply with the regulations issued under
Section 162(m) of the Internal Revenue Code of 1986, as amended, to ensure the tax deductibility of compensation paid.

    The purpose of the Company's stock option programs is to provide a flexible mechanism to permit employees to obtain significant equity ownership in the Company, giving them a permanent stake in the Company's growth and success, and encouraging the continuation of their involvement with the Company. The Compensation Committee has recommended to the Board of Directors that a stock option program should be continued. On March 15, 2002, the Board of Directors adopted, subject to shareholder approval, the 2002 Plan.

    The following summary describes the principal features of the 2002 Plan and compares the terms of the 2002 Plan to those of the 1999 Plan. This summary is qualified in its entirety by reference to specific provisions of the 2002 Plan set forth in Annex A.

THE 2002 PLAN

    COMMITTEE. The 2002 Plan will be administered by the Committee or such other committee appointed by the Board of Directors, consisting of two or more directors. Each member of the Committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended.

    ELIGIBILITY. Executive officers, management and other employees (including officers and employees who may be directors) of the Company and of any subsidiary shall be eligible to participate in the 2002 Plan. Selection of employees eligible to participate in the 2002 Plan is within the discretion of the Committee. It is expected that the 2002 Plan will be administered in a manner similar to the 1994, 1998 and 1999 Plans, in which approximately 600 employees currently participate.

    COMMON STOCK ISSUABLE UPON EXERCISE. Under the 2002 Plan, up to 4,000,000 shares of the Company's Common Stock may be optioned or granted to eligible employees, and no more than 750,000 stock options may be granted to any one employee during any calendar year during the term of the plan. Shares of the Company's Common Stock that are optioned or awarded under the 2002 Plan may be either treasury shares or authorized but unissued shares. Shares reserved for issuance pursuant to expired or terminated options under the 2002 Plan will be made available for future option grants under the 2002 Plan.

    The 2002 Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any stock dividend, stock split, reverse split, subdivision or combination of shares resulting in an increase or decrease of those outstanding shares of Common Stock. If the Company is merged or consolidated with another corporation, or if substantially all of the property, stock or assets of the Company are to be acquired by another corporation, or if a separation, reorganization, or liquidation of the Company occurs, then the Board of Directors shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of cash or comparable stock or stock options or (ii) make a cash payment equal to the difference between the exercise price of all vested options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sales price of the Common Stock quoted by the exchange on which it is traded.

    GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Under the 2002 Plan, the Committee may grant to eligible employees either non-qualified or incentive stock options, or both, to purchase shares of the Company's Common Stock. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time. The number of shares covered by incentive stock options which may be first exercised by an optionee in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. All options shall expire not more than ten years from the date of grant. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 2002 Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Unless otherwise determined for a non-qualified stock option by the Committee and set forth in a written option agreement, no Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and during the lifetime of a recipient, Options shall be exercisable only by the optionee.

    The price at which shares of Common Stock may be purchased pursuant to stock options granted by the Committee will be determined by the Committee, but in no event will such price be less than the fair market value of the shares at the time that the option is granted. Generally, each stock option will become exercisable in increments of 25% of the total number of shares subject to option on the one year anniversary of the date of grant and annually thereafter. The Committee may, in its discretion, provide at the date of grant for another time or times of exercisability of any such option subject to the terms and conditions of the 2002 Plan. In the event of a Change in Control of the Company (as defined in the 2002 Plan) all options granted under the 2002 Plan shall become immediately vested and exercisable as of the date of the Change in Control. The Committee may, at any time prior to the expiration or termination of a stock option previously granted, extend the term of such option for such additional period (up to a total exercise period of not more than ten years) as it shall, in its discretion, deem necessary or appropriate.

    The option price must be paid to the Company by the optionee in full prior to delivery of the Common Stock. If the optionee intends to obtain a permissible broker loan or simultaneously sell the exercised shares, the exercise shall not be deemed to have occurred until the Company receives the proceeds. The optionee may pay the option price in cash or with shares of the Company's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares of Common Stock are issued upon exercise of the option.

    The Committee may, in its discretion, grant a stock option together with a stock appreciation right. In the case of such grant the optionee may either exercise the option and receive Common Stock, or receive cash or other property equal to the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time of exercise. Upon exercise of a stock appreciation right the underlying stock option is deemed to have been exercised, and those shares will no longer be available under the 2002 Plan.

    AMENDMENT AND TERMINATION. The 2002 Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Committee has full and final authority to determine the employees to be granted stock options, to determine the number of shares subject to each option (up to a maximum of 750,000 stock options to any one employee in any calendar year during the term of the 2002 Plan), to determine the option price within the prescribed limits, to determine the time or times when each stock option will be issued and exercisable, and to adopt rules and regulations for carrying out the 2002 Plan. The Board of Directors is authorized to terminate or amend the 2002 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal federal income tax consequences of the 2002 Plan. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2002 Plan.

    STOCK OPTIONS. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a non-qualified stock option.

    Upon exercise of a non-qualified stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

    Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the 2002 Plan will be treated as a non-qualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

    If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the Participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

    Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the Participant, it would result in an increase in the Participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

    STOCK APPRECIATION RIGHTS. With respect to stock appreciation rights granted under the Plan, generally, when a Participant receives payment with respect to a stock appreciation right granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any property received will be ordinary income to such Participant and will be allowed as a deduction for federal income tax purposes to the Company.

    PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2002 Plan.

    SPECIAL RULES.  Special rules may apply to a Participant who is subject to
Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

    LIMITATION ON DEDUCTIBILITY. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options and stock appreciation rights granted under the 2002 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

    In the event shareholders do not approve the 2002 Plan, the 2002 Plan will not become effective.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 2002 Annual Meeting of Shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN.

ITEM 3. APPROVAL OF THE TRANS WORLD ENTERTAINMENT CORPORATION BONUS PLAN

    The Company has adopted, subject to shareholder approval, the Trans World Entertainment Corporation Bonus Plan (the "Bonus Plan"). The Bonus Plan will be administered by the Compensation Committee (the "Committee") and is intended to serve as a qualified performance-based compensation program under
Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer (the "Covered Employees"). Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid, including the performance goals, be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, the Bonus Plan is being submitted to the shareholders for approval at the 2002 Annual Meeting.

    The chief executive officer and other management employees of the Company, as selected by the Committee will be eligible to participate in the Bonus Plan. The Bonus Plan provides for the payment of annual incentive bonus awards to participants if, and only to the extent that performance goals established by the Committee are met. Although the Bonus Plan is designed to mitigate the negative impact of Section 162(m) of the Code on shareholders, nothing contained in the Bonus Plan shall prevent the Company or any affiliate from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    The goals established by the Committee can be expressed in terms of pre-set financial targets as they relate to an individual, the Company as a whole or to the business unit for which a particular executive officer is responsible. Financial targets will be based on factors that measure enhanced shareholder value such as Operating income, Diluted Earnings Per Share or other financial factors as the Committee may deem appropriate. The goals established by the Committee can be (but need not be) different each year and different goals may be applicable to different participants. The goals with respect to a particular plan year will be established not later than the latest date permissible under
Section 162(m). Any such goals shall: (i) be determined in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants; or
(ii) be based upon a standard under which a third party with knowledge of the relevant facts could determine whether the goal is met.

    A participant's target incentive bonus for each plan year will generally be expressed as a percentage of such participant's base salary for such year. The actual amount of bonus payable under the Bonus Plan will generally be expressed either as a dollar amount or as a percentage of such participant's base salary for such year. The actual amount of bonus payable under the Bonus Plan will generally be expressed as a percentage of the participant's target bonus, which percentage will vary depending upon the extent to which the performance goals have been attained. However, the bonus earned by any participant in respect of any plan year shall not exceed 150% of the participant's annual base salary.

    If approved by shareholders, the Bonus Plan will be effective with respect to the 2002 plan year.

    The Board can, from time to time, amend, suspend or discontinue the Bonus Plan; provided, however, that no amendment which requires shareholder approval in order for the Bonus Plan to continue to comply with Code Section 162(m) will be effective unless it receives the requisite shareholder approval. In addition, the Committee can make such amendments as it deems necessary to comply with other applicable laws, rules and regulations.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 2002 Annual Meeting of Shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE TRANS WORLD ENTERTAINMENT BONUS PLAN.

SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2003 must submit the same in writing so as to be received at the executive offices of the Company on or before January 23, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to Michael Solow, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 20, 2002.

                                          By Order of the Board of Directors,

                                          [LOGO]
                                          Michael Solow
                                          SECRETARY

May 23, 2002

                                                                      APPENDIX A

                     TRANS WORLD ENTERTAINMENT CORPORATION
                             2002 STOCK OPTION PLAN

1.  PURPOSE

    (a) The purpose of this 2002 Stock Option Plan (the "Plan") is to encourage and enable selected management and other employees of Trans World Entertainment Corporation (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of stock in the Company. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire such Common Stock through the grant of Incentive Stock Options, and Non-Qualified Stock Options (Incentive Stock Options and Non-Qualified Stock Options granted under the Plan are collectively referred to herein as "Options"), with or without tandem Stock Appreciation Rights ("SARs").

    (b) As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee appointed by the Board of Directors (the "Committee"), consisting of two or more directors. Each member of the Committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is authorized: (a) to adopt, alter and repeal administrative rules, guidelines and regulations for carrying out the Plan; (b) to select the employees eligible for participation under the Plan; (c) to determine whether and to what extent Options and SARs are to be granted under the Plan; (d) to determine the other terms, conditions and provisions of grants under the Plan; (e) accelerate the vesting or extend the exercise period (up to a maximum of ten years); and (f) to interpret the Plan, in all cases in the Committee's sole discretion consistent with the Plan provisions. The interpretation of and decisions with regard to any questions arising under the Plan made by the Committee shall be final and conclusive.

3.  SHARES OF STOCK SUBJECT TO THE PLAN

    (a) SHARES SUBJECT TO ISSUANCE. There shall be 4,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") authorized for issuance under the Plan. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in the treasury. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan. The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of Incentive Stock Options within the meaning of Section 422 of the
Code) shall not exceed $100,000.

    (b) ANTIDILUTION ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, reclassification or other change in corporate structure, there shall be an appropriate adjustment to the number of shares authorized for issuance under the Plan pursuant to the provision of Section 8 hereof.

4.  ELIGIBILITY

    Options may be granted only to executive officers, management and other employees who are employed by the Company or a parent or subsidiary of the Company, in each case as designated by the Committee. An Option may be granted to a director of the Company or a parent or subsidiary of the Company who is not also a member of the Committee, provided that the director is also an officer or employee.

5.  GRANTING OF INCENTIVES

    (a) TERM OF PLAN AND OPTION GRANTS. All Options granted pursuant to this Plan shall be granted within 10 years from June 20, 2002. The date of the grant of any Option shall be the effective date on which the Committee authorizes the grant of such Option. In no event, however, shall any Option be exercisable beyond 10 years from the date it is granted.

    (b) LIMITS APPLICABLE TO ANY ONE EMPLOYEE. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any one employee from this Plan in any calendar year is 750,000 shares of Common Stock authorized for issuance under the Plan, subject to adjustment in accordance with the provision of Section 8 hereof.

    (c) STOCK APPRECIATION RIGHTS. The Committee may in its sole discretion grant an Option together with an SAR. In the case of such a grant the employee may either (i) exercise the Option and receive Common Stock of the Company or
(ii) receive in cash or other property, in the sole discretion of the Committee, the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time the SAR is exercised. An Incentive Stock Option granted together with an SAR shall be subject to the limitations of the Plan and such additional limitations as may be imposed under Section 422 of the Code which limitations are necessary or appropriate to cause such Incentive Stock Option or another Incentive Stock Option to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Upon exercise of an SAR, the underlying option shall be deemed to have been exercised to the extent of the Shares with respect to which the SAR is exercised and such Shares shall no longer be available for issuance pursuant to the Plan.

    (d) ACCELERATED EXERCISABILITY. The Committee in its discretion may include provisions in any Option or SAR granted to an employee that become effective upon a Change in Control of the Company and that provide for the acceleration of the exercisability of the Option or SAR. The provisions authorized by this
Section 5(d) may be included in an Option or SAR at the time of grant or thereafter.

6.  TERMS AND CONDITIONS OF OPTIONS

    (a) OPTION PRICE. The purchase price under each Option shall be at least 100% of the fair market value of the Common Stock at the time the Option is granted but not less than the par value of such Common Stock. In the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, actually or constructively under Section 424(d) of the Code, the option price shall not be less than 110% of the fair market value of the Common Stock subject to the Option at the time of its grant. The fair market value of the Common Stock on such date shall be determined in a manner consistent with the requirements of the Code.

    (b) MEDIUM AND TIME OF PAYMENT. Common Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and such Common Stock, to be valued at the fair market value thereof on the date of such exercise. Common Stock to be used must have been held by such optionee for a minimum of 6 months. If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the recipient's broker loan or other permitted transaction. Upon receipt of payment the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the Option, deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option or Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any withholding taxes which the Company is obligated to collect with respect to the issuance or transfer of Common Stock upon such exercise.

    (c) VESTING AND EXERCISE PERIOD. The vesting period of time before exercising an Option shall be prescribed by the Committee in each particular case, in the Committee's sole discretion. No Option may be exercised more than 10 years from the date it is granted. Unless otherwise specified by the Committee, Options shall vest and become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of the death or permanent disability of an optionee, all outstanding Options shall immediately vest and become exercisable. Unless otherwise specified, all Options shall be for a term of ten years from the date of grant. However, in the case of an Incentive Stock Option granted to a 10% shareholder (as defined in Section 6(a) hereof), such option, by its terms, shall be exercisable only within five years from the date of grant.

    (d) NO RIGHTS TO EMPLOYMENT OR AS A SHAREHOLDER. Nothing in the Plan or in any Option shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of the optionee at will at any time in accordance with the provisions of applicable law. An optionee shall have no rights as a shareholder of the Company with respect to any share issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for shares of Common Stock.

7.  EXERCISE AFTER SEPARATION OF EMPLOYMENT OR DEATH

    (a) RETIREMENT, DEATH OR DISABILITY. In the event of the retirement with the consent of the Company, the Options or unexercised portions thereof that were otherwise exercisable on the date of retirement shall be exercisable during their specified terms but prior to three years after the date of retirement, whichever occurs earlier. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), of the recipient, all Options shall become vested and immediately exercisable by the optionee, or if he is not living, by his heirs, legatees or legal representatives (as the case may be), during their specified terms but prior to the expiration of three years after the date of death or permanent disability, whichever occurs earlier.

    (b) SEPARATION OF EMPLOYMENT. With respect to any separation of employment from the Company, other than by reason of retirement, death or permanent disability, Options, if vested on the date of termination, may be exercised during their specified terms but prior to the expiration of the earlier of 90 days from termination or such period up to the expiration date originally scheduled for such option, unless changed by the Committee, in its sole and absolute discretion.

    (c) LEAVE OF ABSENCE. If an optionee takes an approved leave of absence, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate.

    (d) CERTAIN INVESTMENT RESTRICTIONS. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer or purchase of shares there under, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

8.  ADJUSTMENTS

    (a) RECAPITALIZATION. The number of shares subject to the Plan shall be increased or decreased proportionately, as the case may be, in the event that dividends payable in Common Stock during any fiscal year of the Company or in the event there is during any fiscal year of the Company one or more splits, reverse splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease of the shares outstanding at the beginning of the year. In the event of any such adjustment the number of underlying shares and the purchase price per share applicable to Options previously granted shall, be proportionately adjusted. All adjustments shall be made as of the date such action necessitating such adjustment becomes effective.

    (b) SALE OR REORGANIZATION. In case the Company is merged or consolidated with another corporation, or in case substantially all of the property, stock or assets of the Company is to be acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of cash or comparable stock or stock options of the Company, or cash or comparable stock or stock options of the merged, consolidated, or otherwise reorganized corporation, or (ii) make a cash payment equal to the difference between the exercise price of all vested Options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sale price of the Common Stock quoted by the market or exchange on which the security is traded.

    (c) CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Plan, if there should be a "Change in Control" of the Company, all of the Options granted under the Plan that are not currently exercisable shall become immediately vested as of the date of such Change in Control. Unless otherwise determined by the Committee and set forth in a written agreement, "Change in Control" shall mean:

        (A) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 30% or more of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or
    (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following shall not constitute a Change in Control; (i) such beneficial ownership by a subsidiary of the Company; (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any or its subsidiaries; (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and no Person (other than Persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by Robert J. Higgins, members of his immediate family or one or more trusts established for the benefit of such individual or family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members; or

        (B) during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

        (C) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

        (D) approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership immediately prior to such sale or other disposition.

9.  NON-TRANSFERABILITY OF OPTIONS

    Unless otherwise determined for a Non-Qualified Stock Option by the Committee and set forth in a written option agreement, no Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and during the lifetime of a recipient, Options shall be exercisable only by the optionee.

10. TERMINATION AND AMENDMENT OF THE PLAN

    The Board of Directors shall have the right to amend, suspend, or terminate the Plan; provided, however, that, without the written consent of the holder no such action shall affect or in any way impair the rights of a recipient under any Option or SAR theretofore granted under the Plan; and provided further, however, that no amendment may be made increasing the number of shares authorized for issuance under the Plan, except as provided in Section 8 hereof, without obtaining shareholder approval. Further, no such amendments shall be made without obtaining the requisite shareholder approval of the Company's Shareholders if shareholder approval is required as condition to the Plan continuing to comply with the provision of Rule 16b-3

11. EFFECTIVE DATE OF PLAN

    The Plan was adopted by the Board of Directors of the Company on March 15, 2002 and shall become effective upon shareholder approval within 12 months thereafter. The Plan shall, in all events, terminate on the tenth anniversary of effectiveness or such earlier date as the Board of Directors of the Company may determine.

12. WRITTEN AGREEMENT

    Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed by the Plan, and shall contain such other provisions as the Committee in its discretion shall deem necessary or advisable. The agreement, which need not be identical, shall be signed by the employee participant and by the Chairman of the Board, the Vice Chairman, the President, the Secretary or any Vice President of the Company for and in the name and on behalf of the Company.

13. GOVERNING LAW

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without reference to its principles of conflict of laws, and shall be construed accordingly.

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                Trans World Entertainment Corporation          Please mark   |X|
                                                               your votes as
                                                               indicated in
                                                               this example



The Board of Directors recommends a vote FOR items 1, 2 and 3.

Item 1-ELECTION OF DIRECTORS

Nominees:

01 George W. Dougan, 02 Martin E. Hanaka and 03 Isaac Kaufman

                          WITHHELD
          FOR              FOR ALL

          |_|                |_|

WITHHELD FOR: (Write that nominee's name in the space provided below).



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                                                         FOR   AGAINST   ABSTAIN

Item 2- To approve the 2002 Employee Stock Option        |_|     |_|       |_|
        Plan.



                                                         FOR   AGAINST   ABSTAIN

Item 3- To approve the Trans World Entertainment Bonus   |_|     |_|       |_|
        Plan.



Item 4- In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.



                                                 CHANGE OF ADDRESS AND OR  |_|
                                                       COMMENTS MARK HERE.



Signature ______________________ Signature ____________________ Date ___________



NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      TRANS WORLD ENTERTAINMENT CORPORATION



         The undersigned hereby appoints Robert J. Higgins and Michael B. Solow proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 20, 2002 or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

       (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^



        You can now access your Trans World Entertainment account online.


Access your Trans World Entertainment shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Trans World Entertainment Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

          o  View account status             o Make address changes
          o  View certificate history        o Establish/change your PIN


              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.



Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM)is currently only available for domestic individual and joint accounts.

o SSN
o PIN
o Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

--------------------------------------------------------------------------------


Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN
o PIN
o Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

--------------------------------------------------------------------------------


Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Issue Certificate
o Address Change


              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time


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